Exhibit 10.1
AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made May 23, 2012 by and between Valassis Communications, Inc. (the “Corporation”) and Robert Recchia (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on January 2, 1996, January 3, 1997 and December 9, 1998, December 23, 1999, June 8, 2000, March 14, 2001, July 8, 2002, January 9, 2004, January 11, 2005,  May 24, 2007 and December 23, 2008 (the “Employment Agreement”); and

NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

1.         Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

 “The Employment Period shall commence as of March 18, 1992 (the “Effective Date”) and shall continue until the close of business on June 30, 2014.”

2.     Section 3(c) shall be amended to remove all references to “Good Reason.”

3.      Sections 3(h) “Restricted Shares”, 4(c) “Good Reason”, and 7 “Excise Taxes”of the Employment Agreement shall be removed in their entirety.

4.   Sections 4(d)and 4(e) shall be amended to remove all references to “Good Reason.”

5.    Article 5 shall be amended to remove all references to “Good Reason.”

6.    Section 10(m) shall be replaced with the phrase “Reserved.”

7.   All other terms of the Employment Agreement shall remain in full force and effect.

                       This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

/s/ Robert Recchia
Robert Recchia